                          CERTIFICATE OF INCORPORATION
                                       OF
                              CONCORD CAMERA CORP.

To:      The Secretary of State
         State of New Jersey

                THE UNDERSIGNED over eighteen years of age, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

                FIRST:     The name of the corporation is CONCORD CAMERA CORP.

                SECOND:    The purposes for which the corporation is organized
   are:

                To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                In general, to carry on any business in connection with the foregoing, and to have and exercise all the powers conferred by Title 14A, Corporations, General, Revised Statutes of New Jersey, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do, and in any par t of the world.

                THIRD: The aggregate number of shares which the corporation shall have authority to issue in Two Thousand Five Hundred (2,500), without par value, all of which shall be Common Stock.

                FOURTH: The address of the corporation's initial registered office is 28 West State Street, Trenton, New Jersey and the name of the corporation's initial registered at such address is The Corporation Trust Company.

                FIFTH: The number of directors constituting the initial board of directors shall be two, and the names and addresses of the director are as follows:

                Names                                     Addresses
                -----                                     ---------

                Jack Benun                        P.O. Box 288, Allenhurst,
                                                  New Jersey 07111
                Maurice J. Fischberg              2100 Linwood Avenue, Fort Lee,
                                                  New Jersey 07024

                SIXTH: The names and address of the sole incorporator is as follows:


                  Name                                 Address

                  Jack Benun                           P.O. Box 288, Allenhurst,
                                                       New Jersey 07111

         IN WITNESS WHEREOF, I, the incorporator of the above-named corporation, have hereunto signed this Certificate of Incorporation on the 28th day of September, 1982.



                                   _____________________________________________
                                     Jack Benun

                                                                  FILED
                                                              APR 19, 1988
                                                              JANE BURGIO
                                                              Secretary of State
                                                                         0436042


                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                              CONCORD CAMERA CORP.

To: The Secretary of State          Federal EIN: 13-3152196
State of New Jersey


Pursuant to the provisions of Section 14A:9:2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

The name of the corporation is CONCORD CAMERA CORP.

        2. The following amendments to the Certificate of Incorporation were approved by the directors and duly adopted by the shareholders of the corporation on the 11th day of April, 1988:

                  RESOLVED, that ARTICLE THIRD of the Certificate of
                        Incorporation be amended to read as follows:

                       "THIRD: The aggregate number of shares which the corporation shall have authority to issue is Ten (10,000,000), without par value, all of which shall be Common Stock."

                  FURTHER RESOLVED, that Articles SEVENTH and EIGHTH be added to the Certificate of Incorporation, each to read in their entirety, as follows:

                       "SEVENTH: The corporation shall, to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents-whom it shall have-power to indemnify under said section from and against any and all of the expenses liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The term "corporate agent" as used herein shall have the meaning attributed to it by Sections 14A:3-5 and 14A:5-2l of the New Jersey Business Corporation and by any other applicable provision of law.

                  EIGHTH: The personal liability of the directors of the corporation is hereby limited to the fullest extent permitted by subsection 14A:2-7(3) of the New Jersey Business corporation Act, as the same may be amended and supplemented."

        3. The number of shares outstanding at the time of the adoption of the amendment was 1,000. The total number of shares entitled to vote thereon was 1,000.

        4. The number of shares voting for and against such amendment is as follows:

Number of shares FOR amendment                Number of shares AGAINST amendment
------------------------------                ----------------------------------
            1000                                            0

Dated this 18th day of April, 1988.

                                            CONCORD CAMERA CORP.

                                      BY: ______________________________________
                                                    Jack Benun, President

                                                              FILED
                                                              MAY 17, 1988
                                                              JANE SURGIO
                                                              Secretary of State
                                                              0443 163,


                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                              CONCORD CAMERA CORP.

To: The Secretary of State                          Federal  EIN: 13-3152196
State of New Jersey


        Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

         1.     The name of the corporation is CONCORD CAMERA CORP.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and duly adopted by the shareholders of the corporation on the 12th day of May, 1988:

                RESOLVED, that ARTICLE NINTH be added to the Certificate of Incorporation to read in its entirety as follows:

                "NINTH: Each of the 1,000 Common Shares; without par value, of the Corporation outstanding as of April 19, 1988, are hereby divided into 1,154 Common Shares, without par value. After giving effect to the stock split, the total number of authorized shares of the Corporation will continue at 10,000,000."

         3. The number of shares outstanding at the time of the adoption of the amendment was 1,000. The total number of shares entitled to vote thereon was 1,000.

         4. The number of shares voting for and against such amendment is as follows:

Number of shares FOR amendment                Number of shares AGAINST amendment
------------------------------                ----------------------------------
          1,000                                              0


Dated this 12th day of May, 1988.

                                         CONCORD CAMERA CORP.
BY:
                                         _______________________________________
                                         Jack C. Benun, President

                                                              FILED
                                                              Jul 1, 1988
                                                              JANE SURGIO
                                                              Secretary of State
                                                              0457060,


                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                              CONCORD CAMERA CORP.

To: The Secretary of State                          Federal  EIN: 13-3152196
State of New Jersey



        Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the Now Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

         1.     The name of the corporation is CONCORD CAMERA CORP.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and duly adopted by the shareholders of the corporation on the 30th day of June, 19".

                RESOLVED, that ARTICLE TENTH, relating to the removal of directors of the Corporation, be added to the Certificate of Incorporation to read in its entirety as follows:

                "TENTH: one or more or all the directors of the Corporation may be removed for cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote f or the election of directors; and one or more or all the directors may be removed without cause by like vote of said shareholders. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal."

         3. The number of shares outstanding at the time of the adoption of the amendment was 1,154,000. The total number of shares entitled to vote thereon was 1,154,000.

         4. The number of shares voting for and against such amendment is as follows:

Number of shares FOR amendment                Number of shares AGAINST amendment
------------------------------                ----------------------------------
         1,154,000                                          0

Dated this 30th day of June, 1988.

                                                   CONCORD CAMERA CORP.

                                                   BY:  ________________________
                                                        Jack C. Benun, President

                                                              FILED
                                                              DECEMBER 16, 1991
                                                              JOAN HABERLE
                                                              Secretary of State
                                                              0736683,


                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                              CONCORD CAMERA CORP.

To: The Secretary of State                          Federal  EIN: 13-3152196
State of New Jersey


         Pursuant to the provisions of Section 14A: 9-2 (4) and Section 14A9-4(3), of the New Jersey Business Corporation Act, the undersigned corporation executes the following certificate of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is CONCORD CAMERA CORP.

         2. The following amendment to the Certificate of Incorporation was approved by the corporation's Board of Directors an October 17,1991 and duly adopted by the shareholders of the corporation on the 25th day of November, 1991:

                         RESOLVED, that ARTICLE THIRD of the Certificate of
                  Incorporation be amended to read as set forth in its entirety as follows:

                         "THIRD: The aggregate number of shares which the
                  corporation shall have authority to issue is Twenty million (20,000,000), without par value, all of which shall be Common Stock."

         3. The total number of shares entitled to vote thereon was 5,098,395 shares.

         4. The number of shares voting for and against such amendment are as follows:

            Number of shares FOR amendment    Number of shares AGAINST amendment
            ------------------------------    ----------------------------------

                       2,995,023                           81,128

            Dated as of this 26th day of November, 1991.


                                       CONCORD CAMERA CORP.

                                       BY: _____________________________________
                                           Jack Benun, President

                                                              FILED
                                                              APRIL 28, 1997
                                                              LONNA R. HOOKS
                                                              Secretary of State



                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                              CONCORD CAMERA CORP.

To: The Secretary of State                          Federal  EIN: 13-3152196
State of New Jersey

                              CERTIFICATE OF AMENDMENT (NO. 5) TO THE

                              CERTIFICATE OF INCORPORATION OF

                              CONCORD CAMERA CORP.

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), of the New Jersey Business corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

         1.       The name of the corporation is CONCORD CAMERA CORP.

         2. The following amendment to the Certificate of Incorporation was approved by the corporation's Board of Directors on December 17, 1995 and duly adopted by the shareholders of the corporation on April 17, 1997:

                  RESOLVED, that ARTICLE THIRD OF THE Certificate of Incorporation be amended to read and set forth in its entirety as follows:

                  "THIRD: The aggregate number of shares which the corporation shall have authority to issue is Forty Million (40,000,000), without per value, all of which shall be Common Stock."

         3. The total number of shares entitled to vote thereon was shares.

         4. The number of shares voting for and against such amendment are as follows:

         Number of shares FOR amendment       Number of shares AGAINST amendment
         ------------------------------       ----------------------------------
                  5,924,130                               1,383,181

Dated as of this 18th day of April, 1997


                                              CONCORD CAMERA CORP.


                                              By: ______________________________
                                                  Name: Ira B. Lampert
                                                  Title: Chief Executive Officer